                                                                  Exhibit 17(ii)


FOUNTAIN SQUARE GOVERNMENT
CASH RESERVES FUND

(A PORTFOLIO OF FOUNTAIN SQUARE FUNDS)

INVESTMENT SHARES

TRUST SHARES

PROSPECTUS

The Investment Shares and Trust Shares of Fountain Square Government Cash Reserves Fund (the "Fund") offered by this prospectus represent interests in a diversified portfolio of securities which is one of a series of investment portfolios in Fountain Square Funds (the "Trust"), an open-end management investment company (a mutual fund).

The Fund is a money market fund which invests in short-term U.S. government securities to achieve high current income consistent with stability of principal and liquidity. The Fund intends to limit its investments to those U.S. government securities whose interest is generally exempt from personal income tax in the various states if owned directly. Please see the "Tax Information" section of this prospectus.

This prospectus contains the information you should read and know before you invest in Investment Shares or Trust Shares of the Fund. Keep this prospectus for future reference.


The Fund has also filed a Combined Statement of Additional Information for Investment Shares and Trust Shares, dated September 30, 1997, with the Securities and Exchange Commission. The information contained in the Combined Statement of Additional Information is incorporated by reference into this prospectus. You may request a copy of the Combined Statement of Additional Information free of charge, obtain other information or make inquiries about the Fund by writing to the Fund or calling toll-free (888) 799-5353.


THE SHARES OFFERED BY THIS PROSPECTUS ARE NOT DEPOSITS OR OBLIGATIONS OF FIFTH THIRD BANK, ARE NOT ENDORSED OR GUARANTEED BY FIFTH THIRD BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. THE FUND ATTEMPTS TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE; THERE CAN BE NO ASSURANCE THAT THE FUND WILL BE ABLE TO DO SO.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Prospectus dated September 30, 1997

TABLE OF CONTENTS



SUMMARY OF FUND EXPENSES ..........................................................   1

FINANCIAL HIGHLIGHTS--INVESTMENT SHARES ...........................................   3

FINANCIAL HIGHLIGHTS--TRUST SHARES ................................................   4

GENERAL INFORMATION ...............................................................   5

INVESTMENT INFORMATION ............................................................   5
        Investment Objective ......................................................   5
        Investment Policies .......................................................   5
                 Acceptable Investments ...........................................   5
                 When-Issued and Delayed Delivery Transactions ....................   6
                 Lending of Portfolio Securities ..................................   6
        Investment Limitations ....................................................   6

FOUNTAIN SQUARE FUNDS INFORMATION .................................................   6
        Management of the Trust ...................................................   6
                 Board of Trustees ................................................   6
                 Investment Advisor ...............................................   7
                         Advisory Fees ............................................   7
                         Advisor's Background .....................................   7
        Distribution of Shares of the Fund ........................................   7
                 Investment Shares Distribution Plan ..............................   7
                 Other Payments to Financial Institutions .........................   8
        Administration of the Fund  ...............................................   8
                 Administrative Services ..........................................   8
                 Custodian, Transfer Agent and Dividend Disbursing Agent ..........   8
                 Independent Auditors .............................................   8

NET ASSET VALUE ...................................................................   9

INVESTING IN THE FUND .............................................................   9
        Share Purchases ...........................................................   9
        Minimum Investment Required ...............................................   9
        What Shares Cost ..........................................................   9
        Certificates and Confirmations ............................................  10
        Dividends .................................................................  10
        Capital Gains .............................................................  10

EXCHANGES .........................................................................  10

REDEEMING SHARES ..................................................................  11
        By Telephone ..............................................................  11
        By Mail ...................................................................  11
        Receiving Payment .........................................................  12
        Accounts with Low Balances ................................................  12

SHAREHOLDER INFORMATION ...........................................................  12
        Voting Rights .............................................................  12
        Massachusetts Law .........................................................  13

EFFECT OF BANKING LAWS ............................................................  13

TAX INFORMATION ...................................................................  13
        Federal Income Tax ........................................................  13
        State and Local Taxes .....................................................  14


PERFORMANCE INFORMATION ...........................................................  14

PORTFOLIO OF INVESTMENTS ..........................................................  15

STATEMENT OF ASSETS AND LIABILITIES ...............................................  17

STATEMENT OF OPERATIONS ...........................................................  18

STATEMENT OF CHANGES IN NET ASSETS ................................................  19


NOTES TO FINANCIAL STATEMENTS .....................................................  20

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS .................................  23

ADDRESSES  ........................................................................  24

SUMMARY OF FUND EXPENSES


                               INVESTMENT SHARES
                        SHAREHOLDER TRANSACTION EXPENSES

Maximum Sales Load Imposed on Purchases (as a percentage of offering price) ...  None
Maximum Sales Load Imposed on Reinvested Dividends
(as a percentage of offering price) ...........................................  None
Contingent Deferred Sales Charge (as a percentage of original purchase price or redemption proceeds, as applicable) ...........................................  None
Redemption Fee (as a percentage of amount redeemed, if applicable) ............  None
Exchange Fee ..................................................................  None


                  ANNUAL INVESTMENT SHARES OPERATING EXPENSES

Management Fee (after waiver)(1) ..............................................  0.37%
12b-1 Fee (after waiver)(2) .................................................... 0.00%
Other Expenses (after waiver)(3) ..............................................  0.15%
Total Investment Shares Operating Expenses(4) .................................  0.52%


(1) The management fee has been reduced to reflect the voluntary waiver by the investment advisor. The advisor can terminate this voluntary waiver at any time at its sole discretion. The maximum management fee is 0.40%.

(2) The 12b-1 has been reduced to reflect the voluntary waiver by the distributor. The distributor can terminate this voluntary waiver at any time at its sole discretion. The maximum 12b-1 fee is 0.35%.

(3) Other expenses have been reduced to reflect the voluntary waiver of fees by the administrator.

(4) Total Investment Shares operating expenses would be 0.90% absent the voluntary waivers by the investment advisor, the distributor and the administrator.


                                  TRUST SHARES
                        SHAREHOLDER TRANSACTION EXPENSES

Maximum Sales Load Imposed on Purchases (as a percentage of offering price) ...  None
Maximum Sales Load Imposed on Reinvested Dividends
(as a percentage of offering price) ...........................................  None
Contingent Deferred Sales Charge (as a percentage of original purchase price or redemption proceeds, as applicable) ...........................................  None
Redemption Fee (as a percentage of amount redeemed, if applicable) ............  None
Exchange Fee ..................................................................  None


                     ANNUAL TRUST SHARES OPERATING EXPENSES
                    (As a percentage of average net assets)

Management Fee (after waiver)(1) ..............................................  0.37%
12b-1 Fee .....................................................................  None
Total Other Expenses (after waiver)(2) ........................................  0.15%
Total Trust Shares Operating Expenses(3) ......................................  0.52%


(1) The management fee has been reduced to reflect the voluntary waiver by the investment advisor. The advisor can terminate this voluntary waiver at any time at its sole discretion. The maximum management fee is 0.40%.

(2) Other expenses have been reduced to reflect the voluntary waiver of fees by the administrator.

(3) Total Trust Shares operating expenses would be 0.55% absent the voluntary waivers by the investment advisor and the administrator.

     THE PURPOSE OF THE EXPENSE TABLES IS TO ASSIST AN INVESTOR IN UNDERSTANDING THE VARIOUS COSTS AND EXPENSES THAT A SHAREHOLDER OF INVESTMENT SHARES OR TRUST SHARES WILL BEAR, EITHER DIRECTLY OR INDIRECTLY. FOR MORE COMPLETE DESCRIPTIONS OF THE VARIOUS COSTS AND EXPENSES, SEE "FOUNTAIN SQUARE FUNDS INFORMATION," "INVESTING IN INVESTMENT SHARES" AND "INVESTING IN TRUST SHARES." Wire-transferred redemptions of less than $10,000 may be subject to additional fees.


EXAMPLE               1 year  3 years  5 years  10 years
-------               ------  -------  -------  --------
You would pay the
following expenses
on a $1,000
investment in
Investment Shares
or Trust Shares,
assuming (1) 5%
annual return and
(2) redemption at
the end of each
time period.  The
Fund charges no
redemption fees for
Investment Shares
or Trust Shares.....      $5      $16      $28       $63

     THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



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


FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
FINANCIAL HIGHLIGHTS--INVESTMENT SHARES


(FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

Reference is made to the Report of Ernst & Young LLP, Independent Auditors, on page 25.



                                                         YEAR ENDED JULY 31,
                                         ---------------------------------------------------
                                          1997     1996     1995     1994     1993     1992*
                                          ----     ----     ----     ----     ----     -----
Net asset value, beginning of period     $1.00    $1.00    $1.00    $1.00    $1.00     $1.00
                                         -----    -----    -----    -----    -----     -----
Income from investment operations
  Net investment income                   0.05     0.05     0.05     0.03     0.03      0.03
                                         -----    -----    -----    -----    -----     -----
Less distributions
  Dividends to shareholders from net
  investment income                       0.05    (0.05)   (0.05)   (0.03)   (0.03)    (0.03)
                                         -----    -----    -----    -----    -----     -----
Net asset value, end of period           $1.00    $1.00    $1.00    $1.00    $1.00     $1.00
                                         =====    =====    =====    =====    =====     =====
Total return                             5.00%    5.11%    5.22%    3.03%    2.76%     2.61%(c)
Ratios to Average Net Assets
  Expenses                               0.51%    0.51%    0.50%    0.50%    0.50%     0.50%(b)
  Net investment income                  4.90%    4.97%    5.17%    2.96%    3.22%     3.68%(b)
  Expense waiver/reimbursement(a)        0.44%    0.42%    0.45%    0.48%    0.50%     0.50%(b)
Supplemental Data
Net assets, ends of period (000
  omitted)                            $110,578  $68,884  $45,726  $11,073  $10,923    $8,726


*Reflects operations for the period from November 25, 1991 (date of initial public investment) to July 31, 1992.

(a) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(b) Annualized.

(c) Not annualized.

(See Notes which are an integral part of the Financial Statements)

FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
FINANCIAL HIGHLIGHTS TRUST SHARES


(FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

Reference is made to the Report of Ernst & Young LLP, Independent Auditors, on page 25.


                                                         YEAR ENDED JULY 31,
                                      --------------------------------------------------------
                                          1997      1996      1995      1994     1993     1992
                                      ---------  --------  -------  --------  -------  -------
Net asset value, beginning of period     $1.00     $1.00     $1.00     $1.00    $1.00    $1.00
------------------------------------  --------  --------  --------  --------  -------  -------
Income from investment operations
 Net investment income                    0.05      0.05      0.05      0.03     0.03     0.04
                                      --------  --------  --------  --------  -------  -------
Less distributions
Dividends to shareholders from net
 investment income                       (0.05)    (0.05)    (0.05)    (0.03)   (0.03)   (0.04)
Net asset value, end of period           $1.00     $1.00     $1.00     $1.00    $1.00    $1.00
                                      ========  ========  ========  ========  =======  =======
Total return**                           5.01%     5.11%     5.22%     3.03%    2.76%    4.19%
Ratios to Average Net Assets
 Expenses                                0.51%     0.50%     0.50%     0.50%    0.50%    0.50%
Net investment income                    4.90%     4.99%     5.17%     3.01%    3.22%    4.14%
Expense waiver/reimbursement(a)          0.09%     0.07%     0.20%     0.13%    0.15%    0.15%
Supplemental Data
 Net assets, ends of period (000
 omitted)                             $162,543  $132,326  $129,603  $106,632  $92,993  $82,888


(a) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(See Notes which are an integral part of the Financial Statements)

GENERAL INFORMATION


The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988. The Declaration of Trust permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The shares in any one portfolio may be offered in separate classes. As of the date of this prospectus, the Board of Trustees ("Trustees") have established two classes of shares of the Fund, known as Trust Shares and Investment Shares. This prospectus relates to both classes of shares of the Fund.

Investment Shares and Trust Shares (the "Shares") are intended to provide a convenient means of accumulating an interest in a professionally managed, diversified portfolio limited to U.S. government obligations. Trust Shares are designed for investors who are fiduciary or agency clients of financial institutions. Investment Shares are designed for investors who are not fiduciary or agency clients of financial institutions. In both cases, a minimum initial investment of One Thousand Dollars ($1,000.00) is required.

The Fund attempts to stabilize the value of a share at $1.00. Shares are currently sold and redeemed at that price.

INVESTMENT INFORMATION


INVESTMENT OBJECTIVE

The investment objective of the Fund is high current income consistent with stability of principal and liquidity. This investment objective cannot be changed without approval of shareholders. While there is no assurance that the Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in this prospectus.

INVESTMENT POLICIES

The Fund pursues its investment objective by investing in a portfolio of short-term U.S. government securities maturing in 13 months or less. The average maturity of U.S. government securities in the Fund's portfolio, computed on a dollar-weighted basis, will be 90 days or less. Unless indicated otherwise, the investment policies may be changed by the Trustees without approval of shareholders. Shareholders will be notified before any material changes in these policies become effective.

The Fund intends to limit its investments to those U.S. government securities whose interest is generally exempt from personal income tax in the various states if owned directly. However, from time to time, the Fund may also invest in other U.S. government securities if the advisor deems it advantageous to do so. Please see the "Tax Information" section of this prospectus.

ACCEPTABLE INVESTMENTS. The U.S. government securities in which the Fund invests are either issued or guaranteed by the U.S. government, its agencies, or instrumentalities. These securities include, but are not limited to:

o direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds; and
o notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as the: Farm Credit Banks Federal Home
     Loan Banks; and Student Loan Marketing Association.

Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. government are backed by the full faith and credit of the U.S. Treasury. No assurances can be given that the U S. government will provide financial support to other agencies or instrumentalities since it is not obligated to do so. These agencies and instrumentalities are supported by:

o the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury;
o discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality; or
o    the credit of the agency or instrumentality.


WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Fund may purchase U.S. government securities on a when-issued or delayed delivery basis. These transactions are arrangements in which the Fund purchases securities with payment and delivery scheduled for a future time. The seller's failure to complete these transactions may cause the Fund to miss a price or yield considered to be advantageous. Settlement dates may be a month or more after entering into these transactions, and the market values of the securities purchased may vary from the purchase prices. Accordingly, the Fund may pay more or less than the market value of the securities on the settlement date.

The Fund may dispose of a commitment prior to settlement if the Fund's advisor deems it appropriate to do so. In addition, the Fund may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Fund may realize short-term profits or losses upon the sale of such commitments.

LENDING OF PORTFOLIO SECURITIES. In order to generate additional income, the Fund may lend its portfolio securities on a short-term or long-term basis, or both, to broker/dealers, banks, or other institutional borrowers of securities. The Fund will only enter into loan arrangements with broker/dealers, banks, or other institutions which the Advisor has determined are creditworthy under guidelines established by the Fund's Trustees and will receive collateral at all times equal to at least 100% of the value of the securities loaned. There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price. In addition, in the event that a borrower of securities would file for bankruptcy or become insolvent, disposition of the securities may be delayed pending court action.

INVESTMENT LIMITATIONS

The Fund will not borrow money directly or pledge securities except, under certain circumstances, the Fund may borrow up to one-third of the value of its total assets and pledge up to 10% of the value of its total assets to secure such borrowings.

The above investment limitation cannot be changed without shareholder approval. The following limitation, however, may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in this limitation becomes effective.

The Fund will not commit more than 10% of its net assets to illiquid obligations.

FOUNTAIN SQUARE FUNDS INFORMATION


MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES. The Trust is managed by a Board of Trustees. The Trustees are responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders.

INVESTMENT ADVISOR. Pursuant to an investment advisory contract with the Trust, investment decisions for the Fund are made by The Fifth Third Bank, the Fund's investment advisor (the "Advisor"), subject to direction by the Trustees. The Advisor continually conducts investment research and supervision for the Fund and is responsible for the purchase or sale of portfolio instruments, for which it receives an annual fee from the Fund.

      ADVISORY FEES. The Advisor receives an annual investment advisory fee equal to 0.40 of 1% of the Fund's average daily net assets. The Advisor has undertaken to waive up to the amount of the advisory fee, for operating expenses in excess of limitations established by certain states. The Advisor may voluntarily choose to waive a portion of its fee or reimburse other expenses of the Fund, but reserves the right to terminate such waiver or reimbursement at any time at its sole discretion.


      ADVISOR'S BACKGROUND. Fifth Third Bank, an Ohio state chartered bank, is a wholly-owned subsidiary of Fifth Third Bancorp, a bank holding company organized under the laws of Ohio. Fifth Third Bank is a commercial bank offering a wide range of banking services to its customers. As of July 31, 1997, Fifth Third Bank and its affiliates managed assets in excess of $11.1 billion on a discretionary basis and provided custody services for additional assets in excess of $108.3 billion. Fifth Third Bank has managed mutual funds since 1988.

      Fifth Third Bank has managed pools of commingled funds since 1953. Currently, the Trust and Investment Division manages 6 such pools with total assets of over $509.7 million.

      As part of their regular banking operations, Fifth Third Bank may make loans to public companies. Thus, it may be possible, from time to time, for the Fund to hold or acquire the securities of issuers which are also lending clients of Fifth Third Bank. The lending relationship will not be a factor in the selection of securities.


DISTRIBUTION OF SHARES OF THE FUND

BISYS Fund Services L.P. serves as the distributor for the Trust. BISYS Fund Services L.P. is wholly-owned by BISYS Group, Inc., 150 Clove Road, Little Falls, NJ 07424, a publicly owned company engaged in information processing and record keeping services to and through banking and other financial organizations.

INVESTMENT SHARES DISTRIBUTION PLAN. Pursuant to the provisions of a distribution plan adopted in accordance with Rule 12b-1 (the "Plan") under the Investment Company Act of 1940, the Fund will pay to the distributor an amount computed at an annual rate of up to 0.35% of the average daily net asset value of the Investment Shares to finance any activity which is principally intended to result in the sale of Investment Shares subject to the Plan. No such plan has been adopted relating to the sale of Trust Shares.

The distributor may from time to time and for such periods as it deems appropriate, voluntarily reduce its compensation under the Plan to the extent the expenses attributable to the Investment Shares exceed such lower expense limitation as the distributor may, by notice to the Trust, voluntarily declare to be effective.

The distributor may select financial institutions such as banks, fiduciaries, custodians for public funds, investment advisors, and broker/dealers to provide sales and/or administrative services as agents for their clients or customers who beneficially own Investment Shares. Administrative services may include, but are not limited to, the following functions: providing office space, equipment, telephone facilities, and various personnel including clerical, supervisory, and computer as necessary or beneficial to establish and maintain shareholder accounts and records; processing purchase and redemption transactions and automatic investments of client account cash balances; answering routine client inquiries regarding the Fund; assisting clients in changing dividend options; account designations, and addresses; and providing such other services as the Fund reasonably requests.

Financial institutions will receive fees from the distributor based upon Investment Shares owned by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid will be determined from time to time by the distributor.

OTHER PAYMENTS TO FINANCIAL INSTITUTIONS. The distributor, the Advisor, or their affiliates may also offer to pay a fee from their own assets to financial institutions as financial assistance for providing substantial marketing and sales support. The support may include initiating customer accounts, providing sales literature, or participating in sales, educational and training seminars (including those held at recreational facilities). Such assistance will be predicated upon the amount of shares the financial institution sells or may sell and/or upon the type and nature of sales or marketing support furnished by the financial institution. Any payments made by the distributor may be reimbursed by the Advisor or its affiliates.

The Glass-Steagall Act limits the ability of a depository institution (such as a commercial bank or a savings and loan association) to become an underwriter or distributor of most securities. In the event the Glass-Steagall Act is deemed to prohibit depository institutions from acting in the capacities described above or should Congress relax current restrictions on depository institutions, the Trustees will consider appropriate changes in the administrative services.

State securities laws governing the ability of depository institutions to act as underwriters or distributors of securities may differ from interpretations given to the Glass-Steagall Act and, therefore, banks and financial institutions may be required to register as dealers pursuant to state law.

ADMINISTRATION OF THE FUND

ADMINISTRATIVE SERVICES. BISYS Fund Services L.P. serves as the administrator. The administrator generally assists in all aspects of the Trust's administration and operation including providing the Fund with certain administrative personnel and services necessary to operate the Fund, such as legal and accounting services. BISYS Fund Services L.P. provides these at an annual rate as specified below:


     MAXIMUM                  AVERAGE AGGREGATE DAILY
ADMINISTRATIVE FEE            NET ASSETS OF THE TRUST
------------------            -----------------------
             0.20%            of the first $1 billion
             0.18%            of the next $1 billion
             0.17%            in excess of $2 billion


The administrator may periodically waive all or a portion of its administrative fee which will cause the yield of a Fund to be higher than it would otherwise be in the absence of such a waiver.

Pursuant to a separate agreement with BISYS Fund Services L.P., Fifth Third Bank performs sub-administrative services on behalf of the Fund including providing certain administrative personnel and services necessary to operate the Fund for which it receives a fee from BISYS Fund Services L.P. computed daily and paid periodically calculated at an annual rate of 0.025% of average daily net assets.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT. Fifth Third Bank, Cincinnati, Ohio, is custodian for the securities and cash of the Fund, transfer agent for the Shares of the Fund, and dividend disbursing agent for the Fund.

INDEPENDENT AUDITORS. The independent auditors for the Fund are Ernst & Young LLP, Cincinnati, Ohio.

NET ASSET VALUE


The Fund attempts to stabilize the net asset value of Shares at $1.00 by valuing the portfolio securities using the amortized cost method. The net asset value per Share for each class of Shares is determined by adding the interest of the applicable class of Shares in the value of all securities and other assets of the Fund, subtracting the interest of those Shares in liabilities of the Fund and those attributable to such Shares, and dividing the remainder by the total number of Shares in the class outstanding. The Fund cannot guarantee that its net asset value will always remain at $1.00 per Share.

INVESTING IN THE FUND


SHARE PURCHASES

Shares are sold on days on which the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. In connection with the sale of Investment Shares or Trust Shares, the distributor may from time to time offer certain items of nominal value to any shareholder or investor. The Fund reserves the right to reject any purchase request. Purchases of Fund Shares may not be available for investors in all states.

Shares of the Funds may be purchased either through a financial institution (such as a bank or broker-dealer that has a sales agreement with the distributor) or by wire or check directed to the Fund. Investors may contact the Fund toll-free at (888) 799-5353.

Payment for Share purchases may be made to the Fund either by check or federal funds. Orders are considered received after payment by check is converted into federal funds and received by the custodian. This is normally the next business day after the Fund receives the check. When payment is made with federal funds, the order is considered received when federal funds are received by the custodian. Federal funds should be wired to the Fund as follows: ABA No. 042 000 314 Fifth Third Cincinnati; Attention: Fountain Square Funds Department; For Credit to: (shareholder name and account number); For Further Credit to: Fountain Square Government Cash Reserves Fund-Investment Shares or Fountain Square Government Cash Reserves Fund-Trust Shares, as the case may be. Investors not purchasing directly from the Fund should consult their financial institution for wiring instructions.

MINIMUM INVESTMENT REQUIRED

The minimum initial investment in Shares is $1,000. Subsequent investments must be in amounts of at least $50. An institutional investor's minimum investment will be calculated by combining all accounts it maintains with the Fountain Square Funds.

The minimum investment requirements do not apply with respect to accounts that have been established to automatically invest cash accumulations in the Fund. Investors participating in such arrangements may be charged separate fees by the financial institution that provides this service, and should read this prospectus along with their financial institution's agreement or other literature relating to this service.

WHAT SHARES COST

Shares are sold at their net asset value next determined after an order is received. The Fund does not impose a sales charge.

The net asset value is determined at 4:00 p.m. (Eastern time), Monday through Friday, except on: (i) days on which there are not sufficient changes in the value of the Fund's portfolio securities that its net asset value might be materially affected; (ii) days during which no shares are tendered for redemption and no orders to purchase shares are received; or (iii) the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, and Christmas Day.

CERTIFICATES AND CONFIRMATIONS

The transfer agent for the Fund maintains a share account for each shareholder of record. Share certificates are not issued.

Detailed statements that include account balances, information on each purchase or redemption, and a report of dividends paid during the month are sent to each shareholder monthly and will serve as confirmations of all transactions in the shareholder's account for the statement period.

DIVIDENDS

Dividends are declared daily and paid monthly. Dividends will be reinvested on payment dates in additional Shares unless cash payments are requested by writing to the Fund. Share purchase orders received by the Fund before 11:00 a.m. (Eastern time) earn dividends that day.

CAPITAL GAINS

If the Fund experiences capital gains, it could result in an increase in dividends. Capital losses could result in a decrease in dividends. If, for some extraordinary reason, the Fund realizes net long-term capital gains, it will distribute them at least once every 12 months.

EXCHANGES


A shareholder may exchange Investment Shares of the Fund for Investment Shares of any of the other funds in the Trust by calling the Fund, toll-free at (888) 799-5353 or by sending a written request to the Fund. Telephone exchange instructions may be recorded. If reasonable procedures are not followed by the Fund, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

Shares of Funds with a sales charge may be exchanged at net asset value for shares of other Funds with an equal sales charge or no sales charge. Shares of Funds with no sales charge acquired by direct purchase or reinvestment of dividends on such shares may be exchanged for shares of Funds with a sales charge at net asset value plus the applicable sales charge. When exchanging into and out of Shares of the Funds in the Trust, shareholders who have paid a sales load once upon purchasing Shares of any Fund will not have to pay a sales load again on an exchange.


Orders for exchanges of shares of money market funds must be received by 11:00 a.m. (Eastern time). Orders for exchanges of the U.S. Government Securities Fund, Quality Bond Fund, Ohio Tax Free Bond Fund, Quality Growth Fund, Mid Cap Fund, Balanced Fund, International Equity Fund, Equity Income Fund, Bond Fund For Income, and Municipal Bond Fund must be received by 2:30 p.m. (Eastern time). Orders for exchanges are taken on any day that the Funds are open for business. Orders which are received prior to the cut-off times listed above will be executed as of the close of business that day. Orders received after the respective cut-off times will be executed at the close of the next business day.

An excessive number of exchanges may be disadvantageous to the Trust. Therefore the Trust, in addition to its right to reject any exchange, reserves the right to modify or terminate the exchange privilege at any time. Shareholders would be notified prior to any modification or termination.

An exchange order must comply with the requirements for a redemption and must specify the dollar value or number of shares to be exchanged. Exchanges are subject to the minimum initial investment requirement of the Fund being acquired. An exchange constitutes a sale for federal income tax purposes.

The exchange privilege is only available in states where shares of the Fund being acquired may legally be sold. Before the exchange, a shareholder must receive a prospectus of the Fund for which the exchange is being made.

REDEEMING SHARES


The Fund redeems Shares at their net asset value next determined after the Fund receives the redemption request. Redemptions will be made on days on which the Fund computes its net asset value. Telephone or written requests for redemption must be received in proper form.

BY TELEPHONE

Shares may be redeemed in any amount by calling the Fund, provided the Fund has received a properly completed authorization form. Proceeds will be mailed in the form of a check to the shareholder's address of record or by wire transfer to the shareholder's account at a domestic commercial bank that is a member of the Federal Reserve System. Proceeds from redeemed Shares purchased by check or through ACH will not be wired until that method of payment has cleared. Telephone instructions will be recorded. If reasonable procedures are not followed by the Fund, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

For calls received by Fifth Third Securities before 11:00 a.m. (Eastern time), a check will be sent to the address of record. Those Shares will not be entitled to the dividend declared that day. For calls received after 11:00 a.m. (Eastern time), proceeds will normally be disbursed the following business day. Those Shares will be entitled to the dividend declared on the day the redemption request was received. In no event will proceeds be disbursed more than seven days after a proper request for redemption has been received. If at any time the Fund shall determine it necessary to terminate or modify this method of redemption, shareholders would be promptly notified.

An authorization form permitting the Fund to accept telephone requests must be completed. Authorization forms and information on this service are available from the Fund.

In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming by telephone. If such a case should occur, another method of redemption, such as "By Mail," should be considered.

BY MAIL

A shareholder may redeem Shares by sending a written request to Fifth Third Bank, Fountain Square Redemptions, M.D. 1090EC, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

The written request should include the shareholder's name, the Fund name and class of shares, the account number, and the share or dollar amount requested. If share certificates have been issued, they must be properly endorsed and should be sent by registered or certified mail with the written request. Shareholders should call the Fund for assistance in redeeming by mail.

Shareholders requesting a redemption of $50,000 or more, a redemption of any amount to be sent to an address other than that on record with the Fund, or a redemption payable other than to the shareholder of record must have signatures on written redemption requests guaranteed by:

o a trust company or commercial bank whose deposits are insured by the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation ("FDIC");

o    a member of the New York, American, Boston, Midwest, or Pacific Stock
     Exchange;

o a savings and loan association or a savings bank whose deposits are insured by the Savings Association Insurance Fund, which is administered by the FDIC; or

o any other "eligible guarantor institution," as defined by the Securities Exchange Act of 1934.

The Fund does not accept signatures guaranteed by a notary public.

The Fund and its transfer agent have adopted standards for accepting signature guarantees from the above institutions. The Fund may elect in the future to limit eligible signature guarantors to institutions that are members of a signature guarantee program. The Fund and its transfer agent reserve the right to amend these standards at any time without notice.

RECEIVING PAYMENT

Normally, a check for the proceeds is mailed to the shareholder within three business days, but in no event more than seven days, after receipt of a proper written redemption request, provided the Fund or its agents have received payment for shares from the distributor.

ACCOUNTS WITH LOW BALANCES

Due to the high cost of maintaining accounts with low balances, the Fund may redeem Shares in any a:count and pay the proceeds to the shareholder if, due to shareholder redemptions, the account balance falls below the required minimum value of $1,000.

Before redeeming Shares to close an account, the Fund will notify the shareholder in writing and allow the shareholder 30 days to purchase additional Shares to meet the minimum requirement.

SHAREHOLDER INFORMATION



VOTING RIGHTS

Each Share of the Fund gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All shares of all classes of each Fund in the Trust have equal voting rights, except that in matters affecting only a particular Fund or class, only shares of that Fund or class are entitled to vote. As a Massachusetts business trust, the Trust is not required to hold annual shareholder meetings. Shareholder approval will be sought only for certain changes in the Trust or the Fund's operation and for the election of Trustees under certain circumstances. As of September 15, 1997, Fifth Third Bank may for certain purposes be deemed to control the Funds because it is owner of record of certain shares of the Funds.

Trustees may be removed by a two-thirds vote of the number of Trustees prior to such removal or by a two-thirds vote of the shareholders at a special meeting. The Trustees shall call a special meeting of shareholders upon the written request of shareholders owning at least 10% of the Trust's outstanding shares of all series entitled to vote.

MASSACHUSETTS LAW

Under certain circumstances, shareholders may be held personally liable under Massachusetts law for acts or obligations of the Trust on behalf of the Fund. To protect shareholders of the Fund, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of shareholders of the Fund for such acts or obligations of the Trust. These documents require inclusion of this disclaimer to be given in each agreement, obligation, or instrument the Trust or its Trustees enter into or sign on behalf of the Fund.

In the unlikely event a shareholder of the Fund is held personally liable for the Trust's obligations on behalf of the Fund, the Trust is required by the Declaration of Trust to use the property of the Fund to protect or to compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder of the Fund for any act or obligation of the Trust on behalf of the Fund. Therefore, financial loss resulting from liability as a shareholder of the Fund will occur only if the Trust cannot meet its obligations to indemnify shareholders and to pay judgments against them from the assets of the Fund.

EFFECT OF BANKING LAWS


The Glass-Steagall Act and other banking laws and regulations presently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, and from issuing, underwriting, selling or distributing securities in general. Such laws and regulations do not prohibit such a holding company or affiliate from acting as investment advisor, transfer agent or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of their customer. The Fund's investment advisor, Fifth Third Bank, is subject to such banking laws and regulations.

Fifth Third Bank believes that it may perform the investment advisory services for the Fund contemplated by its advisory agreement with the Trust without violating the Glass-Steagall Act or other applicable banking laws or regulations. Changes in either federal or state statutes and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as further judicial or administrative decisions or interpretations of present or future statutes and regulations, could prevent Fifth Third Bank from continuing to perform all or a part of the above services for its customers and/or the Fund. In such event, changes in the operation of the Fund may occur, including the possible alteration or termination of any automatic or other Fund share investment and redemption services then being provided by Fifth Third Bank, and the Trustees would consider alternative investment advisors and other means of continuing available investment services. It is not expected that Fund shareholders would suffer any adverse financial consequences (if another advisor with equivalent abilities to Fifth Third Bank is found) as a result of any of these occurrences.

TAX INFORMATION


FEDERAL INCOME TAX

The Fund will pay no federal income tax because it expects to meet requirements of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies.

The Fund will be treated as a single, separate entity for federal income tax purposes so that income (including capital gains) and losses realized by the Trust's other portfolios, if any, will not be combined for tax purposes with those realized by the Fund.

Unless otherwise exempt, shareholders are required to pay federal income tax on any dividends and other distributions received. This applies whether dividends and distributions are received in cash or as additional shares.

STATE AND LOCAL TAXES

The Fund intends to limit its investments to U.S. government securities paying interest which, if owned directly by shareholders of the Fund, would generally be exempt from state personal income tax. However, from time to time, the Fund may also invest in other U.S. government securities if the Advisor deems it advantageous to do so. Moreover, under the laws of some states, the net investment income generally distributed by the Fund may be taxable to shareholders. State laws differ on this issue, and shareholders are urged to consult their own tax advisors regarding the status of their accounts under state and local tax laws.

PERFORMANCE INFORMATION


From time to time, the Fund advertises its yield and effective yield for Investment Shares and Trust Shares. The yield of Investment Shares or Trust Shares represents the annualized rate of income earned on an investment in those Shares over a seven-day period. It is the annualized dividends earned during the period on the investment, shown as a percentage of the investment. The effective yield is calculated similarly to the yield, but, when annualized, the income earned by an investment in Investment Shares or Trust Shares is assumed to be reinvested daily. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

Advertisements and other sales literature may also refer to total return. Total return represents the change, over a specified period of time, in the value of an investment in Investment Shares or Trust Shares after reinvesting all income distributions. It is calculated by dividing that change by the initial investment and is expressed as a percentage.

Yield and effective yield will be calculated separately for Investment Shares and Trust Shares. Because Investment Shares are subject to 12b-1 fees, the yield and effective yield of Trust Shares, for the same period, will exceed that of Investment Shares.

From time to time, advertisements for the Fund may refer to ratings, rankings, and other information in certain financial publications and/or compare the Fund's performance to certain indices.

FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
PORTFOLIO OF INVESTMENTS
JULY 31, 1997



  Principal                                                                    Amortized
    Amount      Security Description                                              Cost
  ---------     --------------------                                           ---------
U.S. GOVERNMENT AGENCIES (100.3%)
                FEDERAL FARM CREDIT BANK (27.9%)
                                                                               $  7,000,000
     7,000,000  5.55%, 8/1/97                                                     4,996,933
     5,000,000  Discount Note, 8/5/97                                             5,988,701
     6,000,000  Discount Note, 8/14/97                                            6,982,976
     7,000,000  Discount Note, 8/18/97                                            3,988,000
     4,000,000  Discount Note, 8/21/97                                            5,978,160
     6,000,000  Discount Note, 8/25/97                                            7,969,666
     8,000,000  Discount Note, 8/26/97                                            5,976,340
     6,000,000  Discount Note, 8/27/97                                            5,855,833
     5,880,000  Discount Note, 8/28/97                                            5,760,633
     5,800,000  Discount Note, 9/15/97                                            4,952,471
     5,000,000  Discount Note, 10/1/97                                            4,953,100
     5,000,000  Discount Note, 10/3/97                                            5,913,867
     6,000,000  Discount Note, 11/4/97                                         ------------
                Total                                                            76,316,680
                                                                               ------------
                FEDERAL HOME LOAN BANK (51.7%)
                                                                                 11,416,463
    11,425,000  Discount Note, 8/6/97                                             7,992,620
     8,000,000  Discount Note, 8/7/97                                             9,989,461
    10,000,000  Discount Note, 8/8/97                                             6,971,388
     7,000,000  Discount Note, 8/28/97                                            4,999,802
     5,000,000  Floating Rate Note, 5.49%, 8/28/97**                             13,929,178
    14,000,000  Discount Note, 9/3/97                                             5,961,150
     6,000,000  Discount Note, 9/12/97                                            5,956,600
     6,000,000  Discount Note, 9/18/97                                            5,948,758
     6,000,000  Discount Note, 9/25/97                                            7,932,551
     8,000,000  Discount Note, 9/26/97                                           13,576,473
    13,700,000  Discount Note, 9/30/97                                            7,921,240
     8,000,000  Discount Note, 10/6/97                                            7,918,929
     8,000,000  Discount Note, 10/8/97                                            7,916,778
     8,000,000  Discount Note, 10/10/97                                          12,837,472
    13,000,000  Discount Note, 10/24/97                                           3,946,798
     4,000,000  Discount Note, 10/29/97                                           5,861,680
     6,000,000  Discount Note, 12/31/97                                        ------------
                Total                                                           141,077,341
                                                                               ------------

  Principal                                                                      Amortized
   Amount      Security Description                                                Cost
  ---------    --------------------                                            ------------
STUDENT LOAN MARKETING ASSOCIATION (11.6%)
                                                                                  5,000,000
     5,000,000  Floating Rate Note, 5.44%, 8/21/97**                              7,886,678
     8,000,000  Discount Note, 9/22/97                                           18,900,000
    18,900,000  Master Note, 5.46%, 7/1/00*                                    ------------
                Total                                                            31,786,678
                                                                               ------------
TENNESSEE VALLEY AUTHORITY (9.1%)
                                                                                  7,974,567
     8,000,000  Discount Note, 8/22/97                                            9,938,158
    10,000,000  Discount Note, 9/11/97                                            6,915,895
     7,000,000  Discount Note, 10/2/97                                         ------------
                Total                                                            24,828,620
                                                                               ------------
                TOTAL U.S. GOVERNMENT AGENCIES                                  274,009,319
                                                                               ------------
                TOTAL INVESTMENTS (AMORTIZED COST $274,009,319)*** (100.3%)     274,009,319
                LIABILITIES IN EXCESS OF OTHER ASSETS (0.3%)                       (887,939)
                                                                               ------------
                TOTAL NET ASSETS (100.0%)                                      $273,121,380
                                                                               ============

Percentages indicated are based on net assets of $273,121,380.

*Current rate shown.

**Current rate and next demand date shown.

***Also represents cost for federal tax purposes.



(See Notes which are an integral part of the Financial Statements)

FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 1997



ASSETS:
Investments in securities, at value (Amortized cost $274,009,319)  $274,009,319
                                                                   ------------
Cash                                                                      9,732
Interest receivable                                                     408,000
Prepaid expenses and other assets                                           416
                                                                   ------------
 Total Assets                                                       274,427,467
                                                                   ------------

LIABILITIES:
Dividends payable                                                     1,140,549
Accrued expenses and other payables:
        Investment advisory fees                                         81,879
        Administration fees                                              19,297
        Accounting and transfer agent fees                                8,010
        Custodian fees                                                    2,276
        Legal and audit fees                                              8,328
        Printing                                                         17,302
        Registration and Filing                                          22,303
        Other                                                             6,143
                                                                   ------------
          Total Liabilities                                           1,306,087
                                                                   ------------

NET ASSETS:
Paid-in capital                                                     273,120,811
Accumulated net realized gains on investment transactions                   569
                                                                   ------------
        Net Assets                                                 $273,121,380
                                                                   ============

Net Assets
        Trust Shares                                               $162,542,701
        Investment Shares                                           110,578,679
                                                                   ------------
        Total                                                      $273,121,380
                                                                   ============

Outstanding units of beneficial interest (shares)
        Trust Shares                                                162,542,539
        Investment Shares                                           110,578,267
                                                                   ------------
        Total                                                       273,120,806
                                                                   ============

Net asset value
        Offering and redemption price per share-Trust Shares              $1.00
                                                                   ============
        Offering and redemption price per share-Investment Shares         $1.00
                                                                   ============



(See Notes which are an integral part of the Financial Statements)

FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 1997



     INVESTMENT INCOME:
     Interest income                                           $13,334,084
                                                               -----------
      Total Income                                              13,334,084

     EXPENSES:
     Investment advisory fees                                     $985,974
     Administrative fees                                           301,449
     Distribution fees - Investment Shares                         338,716
     Portfolio accounting fees                                      53,808
     Transfer and dividend disbursing agent fees and expenses       16,150
     Directors' Trustees' fees                                       3,753
     Audit fees                                                     11,000
     Custodian                                                      14,714
     Legal fees                                                      8,417
     Fund share registration costs                                  41,612
     Printing and postage expense                                   30,447
     Insurance expense                                               5,517
     Other                                                           1,195
                                                               -----------
      Total expenses                                             1,812,752

      Less expenses voluntarily reduced                           (558,240)
                                                               -----------
      Net Expenses                                               1,254,512
                                                               -----------
     Net Investment Income                                      12,079,572
                                                               -----------

     REALIZED GAINS (LOSSES) FROM INVESTMENTS:
     Net realized gains (losses) from investment transactions          569
                                                               -----------
      Change in net assets resulting from operations           $12,080,141
                                                               ===========




(See Notes which are an integral part of the Financial Statements)

FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
STATEMENT OF CHANGES IN NET ASSETS



                                                                         Year Ended July 31,
                                                                    ----------------------------
                                                                         1997           1996
                                                                    -------------  -------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS--
Net investment income                                                 $12,079,572     $9,453,339
Net realized gains (losses) on investment transactions                        569             --
                                                                    -------------  -------------
 Change in net assets resulting from operations                        12,080,141      9,453,339
                                                                    -------------  -------------
DISTRIBUTIONS TO SHAREHOLDERS--
Dividends to shareholders from net investment income:
 Trust Shares                                                          (7,338,297)    (6,408,695)
 Investment Shares                                                     (4,741,275)    (3,044,644)
                                                                    -------------  -------------
  Change in net assets from distributions to shareholders             (12,079,572)    (9,453,339)
                                                                    -------------  -------------
FUND SHARE (PRINCIPAL) TRANSACTIONS--
Proceeds from sale of shares                                          390,115,033    295,250,564
Cost of shares redeemed                                              (318,164,002)  (269,409,604)
                                                                    -------------  -------------
 Change in net assets from Fund share transactions                     71,951,031     25,840,960
                                                                    -------------  -------------
  Change in net assets                                                 71,951,600     25,840,960
NET ASSETS:
Beginning of period                                                   201,169,780    175,328,820
                                                                    -------------  -------------
End of period                                                        $273,121,380   $201,169,780
                                                                    =============  =============
(See Notes which are an integral part of the Financial Statements)

FOUNTAIN SQUARE GOVERNMENT CASH RESERVES FUND
NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997


(1) ORGANIZATION

Fountain Square Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company. At July 31, 1997, the Trust consisted of thirteen separate investment portfolios. The accompanying financial statements and notes relate only to the Fountain Square Government Cash Reserves Fund ("the "Fund").


The investment objective of the Fund is to achieve high current income consistent with stability of principal and liquidity. The Fund pursues its objective by investing in short-term U.S. government securities maturing in 13 months or less.

The Fund offers two classes of shares: Trust Shares and Investment Shares. Each class of shares has identical rights and privileges except with respect to distribution (12b-1) fees paid by the Investment Shares, voting rights on matters affecting a single class of shares and the exchange privileges of each class of shares.

(2) SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. These policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

A. SECURITIES VALUATIONS--Investments of the Fund are valued at either amortized cost, which approximates market value, or at original cost, which combined with accrued interest approximates market value. Under the amortized cost method,discount or premium is amortized on a constant basis to the maturity of the security. Short-term securities with remaining maturities of sixty days or less at the time of purchase may be valued at amortized cost, which approximates fair market value. In addition, the Fund may not (a) purchase any instruments with a remaining maturity greater than thirteen months unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted average maturity which exceeds 90 days.


B. REPURCHASE AGREEMENTS--The Fund will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Trust's Advisor to be creditworthy pursuant to guidelines and/or standards reviewed or established by the Board of Trustees (the "Trustees"). It is the policy of the Fund to require the custodian or sub-custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction. Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Fund could receive less than the repurchase price on the sale of collateral securities.

C. SECURITIES TRANSACTIONS AND RELATED INCOME--Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or discount. Dividend income is recorded on the ex-dividend date. Gains or losses realized on sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

D. WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS--The Fund may engage in when-issued or delayed delivery transactions. The Fund records when-issued securities on the trade date and maintains security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are valued daily and begin earning interest on the settlement date.

E. DIVIDENDS TO SHAREHOLDERS--Dividends from net investment income are declared daily and paid monthly and distributable net realized gains, if any, are declared and distributed at least annually. Dividends from net investment income and from net realized capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for expiring capital loss carry forwards and deferrals of certain losses.

F. FEDERAL TAXES--It is the Fund's policy to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of their income. Accordingly, no provision for federal income tax is necessary.


(3) SHARES OF BENEFICIAL INTEREST

Transactions in Fund shares were as follows:

TRUST SHARES


                             Year           Year
                             Ended          Ended
                            7/31/97        7/31/96
                         -------------  -------------
Shares sold               263,396,399     189,014,068
Shares redeemed          (233,179,851)   (186,291,291)
                         -------------  -------------
Net change resulting
Fund share transactions    30,216,548       2,722,777
                         =============  =============

INVESTMENT SHARES

                             Year            Year
                            Ended           Ended
                           7/31/97         7/31/96
                         ------------    ------------
Shares sold               126,718,634     106,236,496
Shares redeemed           (84,984,156)    (83,118,313)
                         ------------    ------------
Net change resulting
Fund share transactions    41,734,478      23,118,183
                         ============    ============

(4)  INVESTMENT ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

INVESTMENT ADVISORY FEE--Fifth Third Bank, the Fund's investment advisor (the "Advisor"), receives for its services an annual investment advisory fee of 0.40% which is based on a percentage of the Fund's average daily net assets.


The Advisor may voluntarily choose to waive a portion of its fee and reimburse certain operating expenses of the Fund. The Advisor can modify or terminate this voluntary waiver and reimbursement at any time at its sole discretion.
For the year ended July 31, 1997, the Advisor waived $135,083 in advisory fees.

ADMINISTRATIVE FEE--Effective December 1, 1995, BISYS Fund Services ("BISYS") became the Trust's administrator. The administrator generally assists in all aspects of the Trust's administration and operation including providing the Fund with certain administrative personnel and services necessary to operate the Fund. Also effective December 1, 1995, pursuant to a separate agreement with BISYS, Fifth Third Bank performs sub-administrative services on behalf of the Fund, for which it receives a fee from BISYS computed daily as a percentage of the daily net assets of the Fund. Under the terms of the administration agreement, BISYS' fees are computed daily as a percentage of the average net assets of the Trust for the period. Administrative fees are computed at 0.20% of first $1 billion of net assets of the Trust, 0.18% of net assets of the Trust between $1 billion and $2 billion, and 0.17% of more than $2 billion of net assets of the Trust. For the year ended July 31, 1997, BISYS waived $84,441 in administrative fees.

DISTRIBUTION SERVICES FEE--The Fund has adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Act. Effective December 1, 1995 BISYS serves as the Trust's principal distributor. Under the terms of the Plan, the Fund will compensate the principal distributor from the net assets of the Fund's Investment Shares to finance activities intended to result in the sales of the Fund's Investment Shares. The Plan provides that the Fund may incur distribution expenses up to 0.35% of the average daily net assets of the Investment Shares, annually, to compensate the distributor. The distributor may voluntarily choose to waive all or a portion of its fee. The distributor can modify or terminate this voluntary waiver at any time at its sole discretion. For the year ended July 31, 1997, the distributor waived $338,716 in distribution fees.

TRANSFER AND DIVIDEND DISBURSING AGENT, ACCOUNTING AND CUSTODY FEES--Fifth Third Bank serves as transfer and dividend disbursing agent for the Funds for which it receives a fee. The fee is based on the level of each Fund's average net assets for the period, plus out-of-pocket expenses. For the year ended July
31, 1997, Fifth Third Bank received transfer and dividend disbursing agent fees of $3,735.

Fifth Third Bank is the Fund's custodian and portfolio accountant for which it receives a fee. The fee is based on the level of each Fund's average net assets for the period, plus out-of-pocket expenses. For the year ended July 31, 1997, Fifth Third received fees of $14,714 and $53,808 for custodian and portfolio accounting services, respectively.


Certain of the Officers and Trustees of the Trust are Officers and Trustees of the above companies.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of FOUNTAIN SQUARE FUNDS:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Fountain Square Government Cash Reserves Fund (one of the portfolios comprising Fountain Square Funds), as of July 31, 1997, and the related statement of operations for the year then ended, and statement of changes in net assets and financial highlights for the periods presented therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 1997, by correspondence with the custodian and brokers.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Fountain Square Government Cash Reserves Fund at July 31, 1997, the results of its operations for the year then ended, and the changes in its net assets and financial highlights for the periods presented therein in conformity with generally accepted accounting principles.


                                       ERNST & YOUNG LLP


Cincinnati, Ohio
September 12, 1997

ADDRESSES



Fountain Square Government Cash Reserves Fund  Fountain Square Funds
Investment Shares or Trust Shares              c/o Fifth Third Bank
                                               38 Fountain Square Plaza
                                               Cincinnati, Ohio  45263

Investment Advisor
               Fifth Third Bank                38 Fountain Square Plaza
                                               Cincinnati, Ohio  45263

Custodian, Transfer Agent, Dividend Disbursing Agent, and Sub-Administrator
               Fifth Third Bank                38 Fountain Square Plaza
                                               Cincinnati, Ohio  45263

Distributor and Administrator
               BISYS Fund Services L.P.        3435 Stelzer Road
                                               Columbus, Ohio 43219

Independent Auditors
               Ernst & Young LLP               1300 Chiquita Center
                                               250 East Fifth Street
                                               Cincinnati, Ohio 45202